SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 18, 2004

United American Corporation

(Exact name of registrant as specified in its charter)

Florida	000-27621	95-4720231
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

220 De La Coulee, Mount Saint Hilaire, Quebec, Canada	J3H 5Z6
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (514)313-3432

___________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2 - Financial Information

Item 2.03   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 18, 2004, United American Corporation (the “Company”) received $100,000 from Strathmere Associates International Limited (“Strathmere”) in exchange for the issuance of a convertible debenture (the “Debenture”). Under the terms of the Debenture, the Company promised to pay the principal amount of $100,000 together with interest at the rate of 12% per annum upon maturity on October 31, 2006. Any portion of the Debenture is convertible at the option of Strathmere at the rate of $0.20 per share. Any portion of the Debenture is redeemable at any time by mutual agreement of the parties at the price of 110% of the amount redeemed plus accrued interest. In the event that the Company obtains aggregate financing of $2,000,000, Strathmere will have the exclusive right to redeem any portion of the Debenture within 5 business days of advanced notice at the price of 105% of the amount redeemed plus accrued interest. Strathmere may accelerate full repayment of the Debenture upon an event of default by the Company. Events of default by the Company are (a) failure by the Company to pay amounts due within 15 days of the Debenture’s maturity; (b) failure to issued common stock within 5 business days following receipt of notice of conversion; and (c) bankruptcy or insolvency.

SECTION 4 - MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

Item 4.01   Changes in Registrant’s Certifying Accountant.

On August 31, 2005, the Company dismissed Madsen & Associates, CPA’s Inc. (the "Former Accountant") as its principal accountant. The Company has engaged Schwartz Levitsky Feldman LLP ("Schwartz") as its principal accountants effective August 31, 2005. The decision to change accountants has been approved by the Company's board of directors.  The Company did not consult with Schwartz on any matters prior to retaining such firm as its principal accountants.

The Former Accountant's report dated April 27, 2005 on the Company's balance sheet as of December 31, 2004, and the statement of operations, statement of changes in stockholders' equity, and statement of cash flows for the years ended December 31, 2004 and 2003, and for the cumulative period from inception, July 17, 1992, to December 31, 2004 did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles.

In connection with the audited balance sheet as of December 31, 2004, and the statement of operations, statement of changes in stockholders' equity, and statement of cash flows for the years ended December 31, 2004 and 2003, and for the cumulative period from inception, July 17, 1992, to December 31, 2004, to December 31, 2003, there were no disagreements with the Former Accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to the satisfaction of the Former Accountant would have caused them to make reference thereto in their report on the financial statements for such periods.

In connection with the audited balance sheet as of December 31, 2004, and the statement of operations, statement of changes in stockholders' equity, and statement of cash flows for the years ended December 31, 2004 and 2003, and for the cumulative period from inception, July 17, 1992, to December 31, 2004, to December 31, 2003, and the subsequent reviews of interim periods through August 31, 2005, the Former Accountant did not advise the Company with respect to any of the matters described in paragraphs (a)(1)(iv)(B) of Item 304 of Regulation S-B.

The Company has provided the Former Accountant with its disclosures in this Form 8-K disclosing the dismissal of the Former Accountant on August 31, 2005 and requested in writing that the Former Accountant furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not they agree with such disclosures. At the time of this filing, the Former Accountant has not furnished the Company with a letter. The Company further requested that the Former Accountant furnish the Company with a letter response within ten business days of the filing of this current report on Form 8-K. A copy of the Former Accountant's response will be filed with the Securities and Exchange Commission following its receipt by the Company.

Item 4.02   Non-reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On September 6, 2005, the Company’s board of directors concluded that the following financial statements previously issued should no longer be relied upon because of errors in such financial statements:
•	the unaudited financial statements included in the quarterly report on Form 10-QSB for the period ended September 30, 2004;
•	the audited financial statements included in the annual report on Form 10-KSB for the year ended December 31, 2004; and
•	the unaudited financial statements included in the quarterly report on Form 10-QSB for the period ended March 31, 2005.

The Company erred in failing to include in the consolidated financial statements for the periods set forth above financial information from the operations of the Company’s subsidiary, Teliphone, Inc. Teliphone, Inc. was incorporated in Canada on September 28, 2004.

The Company erred by failing to account for the convertible debenture that was issued to Strathmere Associates International Limited for the principal sum of $100,000 on October 18, 2004 in the audited financial statements included in the annual report on Form 10-KSB for the year ended December 31, 2004 and the unaudited financial statements included in the quarterly report on Form 10-QSB for the period ended March 31, 2005.

The Company also erred by failing to include in the consolidated financial statements certain disbursements from banking accounts maintained by 3894517 Canada Inc., a wholly owned subsidiary of the Company.

The Company’s board of directors or any of its officers did not discuss the matters disclosed in this Item 4.02 with the Former Accountant, Madsen & Associates, CPA’s Inc. The Company has

discussed the matters disclosed in this Item 4.02 with its new independent accountant, Schwartz Levitsky Feldman LLP. Following the correction of the errors reported in this Item 4.02, the Company will restate its financial statements for the affected period and amend its quarterly report on Form 10-QSB for the period ended September 30, 2004, its annual report on Form 10-KSB for the year ended December 31, 2004, and its quarterly report on Form 10-QSB for the period ended March 31, 2005. The Company will also take action to correct any errors, omissions, or misrepresentations brought to the Company’s attention by its new independent accountant, Schwartz Levitsky Feldman LLP.

SECTION 5 - Corporate Governance and Management

Item 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On September 6, 2005, the board of directors appointed Mr. George Metrakos and Mr. Gilles Poliquin to serve as members of the board of directors until the next annual shareholder meeting or until removed by other action as allowed by the corporate bylaws.

Mr. Metrakos holds a Bachelor’s of Engineering from Concordia University located in Montreal, Canada and a Master’s of Business Administration from The John Molson School of Business at Concordia University. Mr. Metrakos has worked with such organizations as Philips B.V. located in the Netherlands, The Dow Chemical Company, and Hydro Quebec. Mr. Metrakos was appointed as President and Chief Executive Officer of Teliphone, Inc. in September 2004. Teliphone, Inc. was formed as a subsidiary of the Company in September 2004. Mr. Metrakos was appointed as President, Chief Executive Officer and a member of the board of directors of OSK Capital II Corp. in June 2005. OSK Capital II Corp. is currently a subsidiary of the Company and the parent corporation of Teliphone, Inc.

Other than acting in his capacity as President and Chief Executive Officer of Teliphone, Inc., Mr. Metrakos has not had any material direct or indirect interest in any of the Company’s transactions or proposed transactions over the last two years.

On July 9, 2003, Mr. Gilles Poliquin was appointed Chief Executive Officer, Chief Financial Officer, and to serve as a member of the Company’s board of directors. On July 22, 2003, Mr. Poliquin resigned all positions with the Company and appointed Benoit Laliberté to fill the positions which Mr. Poliquin held. Mr. Poliquin has not had any material direct or indirect interest in any of the Company’s transactions or proposed transactions over the last two years.

Section 9 - Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits

4.1	Convertible Debenture

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United American Corporation

/s/ Benoit Laliberté
      Benoit Laliberté
      Chief Executive Officer, Chief Financial Officer & Director

Date: September 7, 2005